EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2015, (except for Notes 2v, 9, 10, 11i, 15c and 15d, as to which the date is March 18, 2015) in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-202291) and related Prospectus of Kornit Digital Ltd. dated March 18, 2015.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 18, 2015	A Member of Ernst & Young Global